EXHIBIT 10.166
                                    AGREEMENT

Pursuant to certain discussions between PIC Computers, Ltd. (PIC) a Macau Corporation, and Pollution Research and Control Corporation (PRCC) a California Corporation, the parties have reached the following definitive agreement:

Whereas PIC is a company expert in system integration and project management, with substantial China project management expertise, and is located in Macau, a gateway to the China market, and is desirous to sell its technician service center office.

Whereas PRCC is a company that through its wholly owned subsidiary, Dasibi Environmental Corporation (Dasibi) has been actively seeking projects in China, and is desirous to purchase PIC's technician service center office.

Now therefore in consideration of mutual covenants and benefits the parties agree as follows:

Party A:                PIC Computers, Ltd.
Party A's owners:       Mehrdad Etemad and Barry Soltani, and Hopetown Trading
                        (100% owned by Etemad and Soltani).

Party B:                Pollution Research and Control Corporation
Party B's owners:       PRCC is a public corporation

1. In consideration for issuance of 450,000 (current post-split) Series B voting, non dividend, preferred, common stock shares of PRCC, by PRCC. PIC agrees to sell its technician service center office to PRCC. The shares shall be issued by June 26th and registered with best effort. The property is located at Iau Luen Building, Units E and F, No 15 Rua Ferreira do Amaral, Macau. The net usable area is 2,320 sq. ft.

2. PIC agrees to lease back the service center back from PRCC basxed on triple net lease for a period of 5 years and a monthly payment of $8,000. A separate lease agreement (Attachment 1 to this Agreement) shall be signed.

3.  Dasibi shall pay the Macau government transfer tax (i.e. Sisa).

4. Dasibi and PIC shall sign a Joint Venture Agreement (Attachment 2 to this Agreement) for project management services to be rendered by PIC for Dasibi's China projects.


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Agreed:
On behalf of Pollution Research and Control Corporation


/s/ Albert E. Gosselin, Jr.,                         Date:  6/24/98
--------------------------------------
Albert E. Gosselin, Jr.,
Chairman and CEO

On Behalf of PIC Computers, Ltd.


/s/ Mehrdad Etemad                                   Date:  6/24/98
--------------------------------------
Mehrdad Etemad,
Managing Director


On behalf of Hopetown Trading


/s/ Mehrdad Etemad                                   Date:  6/24/98
--------------------------------------
Mehrdad Etemad,
Managing Director


/s/ Barry Soltani                                    Date:  6/24/98
--------------------------------------
Barry Soltani

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                                 Lease Agreement
                                  Attachment 1

Pursuant to an Agreement signed by and between Pollution Research and Control Corporation (PRCC) a California Corporation and PIC Computers, Ltd. (PIC) a Macau Corporation on June 24, 1998 where PRCC purchased a technician service center in Macau from PIC and its principals, now PRCC and its wholly owned subsidiary Dasibi Environmental Corporation, a California Corporaiton (Dasibi) and PIC agree on the following Lease Agreement:

Whereas PIC is a company expert in system integration and project management, with substantial China project management expertise, and is located in Macau, a gateway to the China market, and is desirous to cooperate with, Dasibi and PRCC regarding certain project implementation services in China.

Whereas PRCC is a company that through its wholly owned subsidiary, Dasibi has been awarded a project to supply certain air pollution monitoring equipment in China, and is desirous to cooperate with PIC in certain project implementation services in China.

Now therefore in consideration of mutual covenants and benefits herein under the parties agree as follows:

1. Premise: PIC agrees to lease the Technician Service Center office located at Iau Luen Building, Units E and F (with net usable area of 2,320 sq. ft.), No. 15 Rua Ferreira do Amaral, Macau from PRCC.

2. Rent: The lease agreement is a triple net, with a monthly payment of $8,000 payable beginning at the beginning of each month. Utilities and management fees and other operational charges are the responsibilities of the tenant.

3. Term: The term of the lease is for a period of 5 years starting from the date the "Technical and Project Management Service Agreement" signed between the two parties is in effect and operational. Should the China related jobs be completed the lease is cancelable after one year.

4. Use of premise: The premises shall be used for technical and other related business of PIC or its affiliates and shall not be used for entertainment and related purposes.

5. Maintenance: The tenant is responsible for normal maintenance of the property.

6. Alterations: The tenantagrees to inform PRCC of any intended alterations to the premises and any such alterations shall be agreed to by PRCC in regards to costs and improvements in advance.


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7.   Possession:  Should the tenant  vacate the premises the landlord is free to terminate this agreement and regain lawful possession.

8. Attorney's Fees. If an action or proceeding out of this agreement the prevailing party shall be entitled to reasonable attorney's fees and costs.

9. Waiver: The waiver of any breach shall not be construed to be a continuing waiver of any subsequent breach.

10. Notice: Notice to the landlord may be served at: Pollution Research and Control Corporation, 506 Paula Avenue, Glendale, CA, USA.

11. Entire Contract: The terms agreed to in this agreement is the final expression of their agreement by the parties. The parties intend that this agreement is the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced involving this agreement.

12. Acknowledgement: The undersigned have read the foregoing prior to execution and acknowledge receipt of a copy.

On behalf of Pollution Research and Control Corporation



/s/ Albert E. Gosselin, Jr.                               Date:   7/9/98
--------------------------------                          --------------
Albert E. Gosselin, Jr.,
Chairman  and CEO


On behalf of Dasibi Environmental Corporation


/s/ Albert E. Gosselin, Jr.                               Date:   7/9/98
--------------------------------                          --------------
Albert E. Gosselin, Jr.
President

On Behalf of PIC Computers, Ltd.


/s/ Mehrdad Etemad                                        Date:   7/9/98
--------------------------------                          --------------
Mehrdad Etemad,
Managing Director



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                             JOINT VENTURE AGREEMENT
                                  ATTACHMENT 2

Pursuant to certain discussions between Pollution Research and Control Corporation (PRCC) and Dasibi Environmental Corporation (Dasibi) a subsidiary of PRCC, California Corporation and PIC Computers Ltd. (PIC), a company registered in Macau, the parties have reached the following Agreement.

Whereas Dasibi has been awarded a project to supply ambient air monitoring equipment through the Chinese Environmental Protection Administration (SEPA) to 11 Chinese Cities, and is desirous to cooperate with and hire PIC for the implementation of certain technical and project management services for the above project in China.

Whereas PIC is a leading IT company in Macau with expertise in networking technology, software development, IT training as well as industrial project management services and implementation and set up of joint ventures with substantial China project management experience, and are desirous to cooperate with Dasibi for the implementation of certain technical and project management services as well as promotion of future business for Dasibi in China.

Whereas, Barry Soltani, Director of PIC has been instrumental in concluding the above project for Dasibi.

Now therefore the parties agree as follows:

1. To develop new business opportunities for PRCC/Dasibi to further expand its market in China through direct sales and/or joint venture cooperation for its current products and/or new products.
2.   To identify the appropriate partner for joint venture cooperation.
3. To formulate and discuss the joint venture cooperation with the Chinese party.
4. To set up and manage equipment maintenance programs for the PRCC/Dasibi installations in China.
5. The fee for these tasks shall be negotiated between the two parties in advance of performing the tasks and payments shall be made in US Dollars.

For the Technical and Project Management Services regarding the current China project, PIC shall perform the following tasks for PRCC/Dasibi on exclusive gasis:

1. Dasibi shall hire PIC to perform installation, system configuration, software implementation, customization and start-up, in addition to warranty services for Dasibi's current Urban Air Quality Auto-Monitoring System project in 11 Chinese Cities.

2.   The scope of services to be performed by PIC and or its affiliates include:

     o    Computer   systems   support,   installation,    configuration,    and
          installation service for the 11 cities.

     2.1 China Training

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     o    PIC  shall  provide  3  dedicated  engineers  to help  implement  this project.
     o PIC shall send the engineers to Dasibi for an intensive training program.
     o The Training Program shall be for 33 Chinese trainees for a duration of 12 weeks total in Wenzhou, or Macau.

     2.2  Equipment Installation and Calibration
     |X| PIC shall provide 2 dedicated engineers to perform start-up of the equipment (both hardware and software) at each city for two weeks.

     2.3  Handover of the project to the Chinese
     |X|  PIC shall assist in the handover of the project to the Chinese.
     |X| PIC shall coordinae the performance of the tasks and the Handover program in full consultation with Dasibi and per recommendation of the California Air Resources Board.

    2.4   Warranty services
     |X| PIC shall perform all warranty related labor and management services for the 11 Chinese cities in accordance with warranty terms.

3. The fee for each task shall be negotiated between the two parties in advance of performing the task and payments shall be made in US Dollars.

Other terms and conditions:

1.       Duration:
         The duration of this agreement shall be three years from the signing of this agreement. The agreement shall automatically be renewed for another year unless terminated by either party 90 days prior to expiration of the agreement.
2.       Exclusivity and non-circumvention.
         The Parties agree to deal with each other on an exclusive basis.
         The Parties agree not to circumvent or bypass the other, either directly or indirectly, to avoid payment of fees and commissions. Neither party nor its agents/employees shall attempt to deal directly with companies introduced by the other.
3.       Confidentiality of information.
         The Parties herein agree to treat as confidential all information and documentation obtained and exchanged by and from each other (the "Confidential Information"). The Parties shall not disclose the confidential information to any third party, nor shall the Parties use the confidential information except for the purposes of fulfilling its obligations under this agreement.
4.       LAWS
         The parties shall attempt to settle any and all disputes amicably through friendly discussions and consultations. If the dispute cannot be so resolved, it will be settled by arbitration in accordance with the rules of the American Arbitration Association, in effect as at the date of

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          this Agreement. It is mutually agreed taht all arbitration proceedings shall be held in Los Angeles, California, U.S.A. and the number of arbitrators shall be three.

On behalf of Pollution Research and Control Corporation:


/s/ Albert E. Gosselin, Jr.                                   Date:  7/9/98
----------------------------------
Chairman and CEO


On behalf of PIC Computers Ltd.


/s/ Mehrdad Etemad                                            Date:  7/9/98
----------------------------------
Mehrdad Etemad,
Managing Director







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